EXHIBIT 26.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the joint registration statement on Form S-3 of Mid-America Capital Partners, L.P. and Mid-America Finance, Inc. and on Form S-11 of Mid-America Mortgage Trust, 1998-1, of our report dated
February 14, 1997 to the consolidated balance sheets of Mid-America Apartment Communities, Inc. (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the 1996 annual report on Form 10-K of Mid-America Apartment Communities, Inc. and to the inclusion of our report dated November 24, 1997 to the balance sheet of Mid-America Capital Partners, L.P. as of November 24, 1997; our report dated February 9, 1998 to the statement of net assets of Mid-America Mortgage Trust, 1998-1, as of February 9, 1998; our report dated November 24, 1997 to the combined balance sheets of Capital Properties Group as of December 31, 1996 and 1995 and the related combined statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996; our report dated November 24, 1997 to the combined historical summary of gross income and direct operating expenses for certain multifamily acquisition properties for the year ended December 31, 1996; our report dated November 24, 1997 to the combined historical summary of gross income and direct operating expenses for certain multifamily acquisition properties for the year ended December 31, 1995; our report dated November 24, 1997 to the historical summary of gross income and direct operating expenses of Tiffany Oaks Apartments for the year ended December 31, 1996; and to the reference to our firm under the heading "Experts" in the Prospectus.

The Company's and Capital Properties Group's reports refer to the change in their accounting method to capitalize replacement purchases for major appliances and carpet in 1996.

                                                           KPMG Peat Marwick LLP

Memphis, Tennessee
February 9, 1998